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                                                                     EXHIBIT 3.2


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                    A I M MANAGEMENT GROUP ACQUISITION CORP.


        Pursuant to Section 242 of the Delaware General Corporation Law


                 A I M MANAGEMENT GROUP ACQUISITION CORP. (the "Corporation"), a corporation organized and existing under and by virtue of the Delaware General Corporation Law, DOES HEREBY CERTIFY:

                 FIRST: That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Company:

                 RESOLVED, that Article FIRST of the Corporation's Certificate of Incorporation be amended to read in full as follows:

                           "FIRST: The name of the corporation is A I M Management Group Inc."

                 SECOND: That thereafter the holders of the stock of the Corporation entitled to vote thereon voted in favor of the amendment by written consent in accordance with Section 228 of the General Corporation Law.

                 THIRD: That the foregoing amendment to the Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law.

                 IN WITNESS WHEREOF, A I M Management Group Acquisition Corp. has caused this Certificate to be executed by its duly authorized officers this 28th day of February, 1997.

                                       A I M MANAGEMENT GROUP ACQUISITION CORP.


                                       By: /s/ ROBERT H. GRAHAM
                                           --------------------------
                                       Name:   Robert H. Graham
                                            -------------------------
                                       Title:  President and Chief
                                               Executive Officer
                                             ------------------------